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                                                                    EXHIBIT 99.1

PROXY
                          WYNDHAM INTERNATIONAL, INC.
             1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207

   Proxy for Annual Meeting of Stockholders to be held on June 29, 1999

                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints James D. Carreker and Carla
S. Moreland, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Wyndham International, Inc. held of record by the undersigned as of the close of business on May 24, 1999, on behalf of the undersigned at the annual meeting of stockholders to be held at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, 9:00 a.m., local time, on June 29, 1999, and at any adjournments or postponements thereof.

  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the proposals set forth below. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

  Please vote and sign on the reverse side and return promptly in the enclosed envelope.

                                                             SEE REVERSE SIDE


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[x]  PLEASE MARK VOTES AS IN THIS EXAMPLE
For the $1 billion equity investment to be completed, stockholders must approve each of Proposals 1 through 10.
THE BOARD OF DIRECTORS OF WYNDHAM RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSALS:
1. To approve the issuance for cash of $1 billion of Wyndham series B convertible preferred stock to new investors.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
2. To approve the issuance of shares of Wyndham common stock to existing holders of Wyndham's preferred stock and existing limited partners of Wyndham's and Patriot American Hospitality, Inc.'s operating partnerships in exchange for their preferred stock and limited partnership interests.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
              ****
If you wish to vote on the following three proposals collectively, vote here:
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
If you wish to vote on the following three proposals individually, vote below:
 3. To approve the merger of a wholly-owned subsidiary of Wyndham with and into Patriot.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 4. To approve a reverse stock split of Wyndham common stock.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 5. To terminate the existing pairing agreement dated February 17, 1983, as amended, between Patriot and Wyndham.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
              ****
If you wish to vote on the following five proposals collectively, vote here:
To amend and restate Wyndham's certificate of incorporation to, among other things, increase the authorized common and preferred stock of Wyndham, create classes of common stock designated as "class A" common stock and "class B" common stock, and to change the structure and composition of the Board of Directors of Wyndham.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
If you wish to amend and restate Wyndham's certificate of incorporation and vote on the following five proposals individually, vote below:
 6. To increase the authorized common stock of Wyndham.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 7. To increase the authorized preferred stock of Wyndham.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 8. To create a class of common stock designated as "class A" common stock.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 9. To create a class of common stock designated as "class B" common stock.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
 10. To change the structure and composition of the Board of Directors of Wyndham as described in the accompanying joint proxy statement/prospectus.
                  [_] FOR [_] AGAINST
                  [_] ABSTAIN
              ****
11. To reelect four members of the Board of Directors of Wyndham to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified.

    [_] FOR all         [_] WITHHOLD           Nominees: Leonard
     nominees            AUTHORITY             Boxer
     listed at           to vote                      Burton C.
     right               for all                      Einspruch, M.D.
     (except as          nominees                     Susan T.
     marked to           listed at                    Groenteman
     the                 right                        Arch K. Jacobson
     contrary
     at right)

    (INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)

12. In the discretion of the persons named in the proxy, to transact any other business that may properly come before the Wyndham annual meeting or any adjournment thereof.
                                          The undersigned hereby
                                        acknowledge(s) receipt of a copy of
                                        the accompanying notice of annual
                                        meeting of stockholders and the joint
                                        proxy statement/prospectus with
                                        respect thereto and hereby revoke(s)
                                        any proxy or proxies heretofore given.
                                        This proxy may be revoked at any time
                                        before it is exercised.
                                        PLEASE MARK, SIGN, DATE AND PROMPTLY
                                        RETURN THE PROXY CARD.

                                        Dated:
                                        ---------------------------------------
                                        Signature
                                        ---------------------------------------
                                        Signature

                                        NOTE: Please sign exactly as name
                                        appears hereon. Joint owners should
                                        each sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.